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Exhibit 23




INDEPENDENT AUDITORS' CONSENT
-----------------------------


The Sands Regent:


We consent to the incorporation by reference in Registration Statement No. 33-59574 of The Sands Regent on Form S-8 of our reports dated August 8, 1997, appearing and incorporated by reference in the Annual Report on Form 10-K of The Sands Regent for the year ended June 30, 1997.






Deloitte & Touche LLP
Reno, Nevada
September 25, 1997